Exhibit 99.1

Presidents Plaza, Building One, 196 Van Buren Street, Suite 300, Herndon, VA 20170
FOR IMMEDIATE RELEASE

Investors:	Richard Ramlall, RCN, SVP of Strategic and External Affairs, RCN, 703-434-8430 Carolyn Capaccio, CFA, Lippert/Heilshorn & Assoc., 212-838-3777
RCN Closes Acquisition of NEON Communications
RCN Re-Brands the Combined Business Unit as RCN Metro Optical Networks
Herndon, VA, November 13, 2007 - RCN Corporation (NASDAQ: RCNI), a leading provider of video, data, and voice services to residential, small business and commercial customers, has closed its acquisition of NEON Communications Group, Inc. (AMEX: NGI). The cash purchase price paid was $5.15 per share of NGI common stock, for a total consideration of approximately $255 million. RCN funded the transaction with a combination of proceeds from an additional $200 million term loan under its existing senior secured credit facility, a draw of approximately $25 million under its existing $75 million line of credit, and cash on hand.
With the acquisition complete, the combined RCN Business Solutions-NEON unit will become RCN Metro Optical Networks, a leading facilities-based provider of telecommunication services to enterprises and carrier customers in the Northeast, Mid-Atlantic and Chicago regions.
“NEON adds a strategic scaling opportunity in our RCN footprint,” commented Peter Aquino, president and chief executive officer of RCN. “NEON’s networks, facilities, service offerings and geographic distribution fit hand in glove with RCN, instantaneously expanding RCN Metro’s reach and establishing us as one of the most advanced, fiber-rich alternatives to incumbents in the metro markets we serve. We welcome our new customers and team members to RCN.”
RCN Metro president Felipe Alvarez, stated, “Our main objective during this transition phase is to ensure continued superior service and support for our customers while maintaining our strong sales momentum. Given the two companies’ similar operating philosophies, customer bases, and the talent and experience of the combined teams, we anticipate a successful integration process that quickly leverages our combined strengths and best practices into a powerful unified organization.”
RCN Metro supplies SONET, Ethernet, Wavelength, Internet, collocation and data backup and recovery services to customers in the Boston, New York, Chicago, Philadelphia, and Washington, DC metropolitan areas. With the merger now closed, RCN Metro offers:
•	A complementary network and customer base, with strength in both the enterprise and carrier markets

•	A densely built fiber optic network with approximately 5,626 route miles, over 315,000 fiber miles, and more than 200 points of presence from Maine to Virginia

•	Approximately 1,200 on-net buildings, including 22 collocation facilities and 97 central offices

•	Two carrier/commercial grade NOCs

•	Unique fiber routes along utility rights-of-way, with diversity from the legacy telecom infrastructure

•	Meaningful incremental growth potential in commercial (wholesale and retail) and residential markets
About RCN Corporation
RCN Corporation, http://www.rcn.com , is one of the largest facilities-based competitive providers of bundled cable, high-speed internet and phone services delivered over its own fiber-optic local network to residential, small business and commercial customers in the most densely populated markets in the U.S. RCN provides service in the Boston, Chicago, Eastern Pennsylvania, New York, and Washington, D.C. metropolitan markets. In addition, RCN also serves commercial customers through RCN Business Services, a provider of bulk video, broadband internet access and voice services to small and medium business customers, and RCN Metro, a fiber facilities-based provider of high-availability telecommunication services to both retail and wholesale business customers. RCNI-G
RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.
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